Exhibit No. 99.1
TERRA NOVA FINANCIAL GROUP COMPLETES ASSET SALE TO LIGHTSPEED FINANCIAL

CHICAGO, IL and New York, NY - October 20, 2010 - TNFG Corporation, formerly Terra Nova Financial Group, Inc. (OTCBB: TNFG) and Lightspeed Financial, Inc. today announced that they have completed the transaction whereby Lightspeed has acquired 100% of the membership interest of Terra Nova Financial, LLC for a purchase price of approximately $27.6 million.

As previously announced, the purchase price of $27.6 million consists of an initial cash payment of $22.6 million and a $5.0 million promissory note bearing interest at a rate of 8% and due within six months of closing or the earlier release of clearing deposits held Terra Nova's clearing firm.

Based on TNFG's current estimates of its post-closing expenses, assets and liabilities, and taking into account the expected timing of the payment of the Lightspeed promissory note, TNFG estimates that it will have approximately $24 million to $27 million in cash available for distribution to its shareholders (approximately $0.95 - $1.07 per share). TNFG expects to make an initial distribution of cash soon after the closing of the sale of Terra Nova Financial and the dissolution of TNFG, with a further distribution being made in connection with the expected liquidation of TNFG following receipt of cash payment on the Lightspeed promissory note.

About Lightspeed Financial, Inc.
Headquartered in New York City, Lightspeed Financial operates through three wholly-owned subsidiaries:

Lightspeed Trading, LLC operates as a fully disclosed introducing broker-dealer and FINRA and NFA member. The Company offers securities and direct access brokerage, trading and advanced order routing services to their clients utilizing Lightspeed's software products.

Lightspeed Technologies, LLC serves as the Company's technology development subsidiary. Lightspeed develops and operates Lightspeed Trader, Lightspeed's Direct Market Access trading software application; Lightspeed Gateway, Lightspeed algorithmic trading offering; Lightspeed Risk, a real-time risk management application; and Lightspeed Admin, Middle Office Technology suite. Utilizing a number of proprietary technologies, Lightspeed offers these products and more to broker-dealers, institutional entities and professional traders.

Lightspeed Education, LLC delivers educational products to the Lightspeed Trading, LLC customer community. These products include third party educational tools, webinars and the Lightspeed Spotlight social community. www.lightspeed.com

Lightspeed Financial, Lightspeed Technologies, Lightspeed Trading, Lightspeed Education and the Lightspeed logo are trademarks or registered trademarks of Lightspeed Financial, Inc.

About TNFG Corporation, formerly Terra Nova Financial Group, Inc.

       TNFG Corporation trades under the stock symbol "TNFG" and is listed on the OTC Bulletin Board.

Forward-looking statements

               Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "will," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance and are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: unknown liabilities and claims; unanticipated expenses, or higher than expected expenses and costs in dissolving and winding up the Company's business; the ability to obtain SEC reporting relief; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, which are available at the SEC's web site http://www.sec.gov. This report speaks only as of its date, and except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Press Contacts:

For TNFG Corporation
Murrey Wanstrath - 214-954-0324
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